Exhibit 23
INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statements listed below of our reports, which include an explanatory paragraph describing the changes in methods of accounting for postemployment benefits and income taxes in 1993, dated February 14,
1996,  on  our   audits  of  the consolidated  financial  statements   and
financial statement schedule of The Southland Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which reports are included in this Annual Report on Form 10-K.

                                                              Registration No.
     On Form S-8 for:

       Post-Effective Amendment No. 3 to The Southland            33-23312
         Corporation Equity Participation Plan

       Post-Effective Amendment No. 1 to The Southland            33-25327
         Corporation Grant Stock Plan

       The Southland Corporation 1995 Stock Incentive Plan        33-63617




Coopers & Lybrand L.L.P.


Dallas, Texas
March 28, 1996




                                    Tab 8